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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        First National Master Note Trust
                        --------------------------------
                       (Issuer of the Asset Backed Notes)
             (Exact name of registrant as specified in its charter)

              Nebraska
       -----------------------                      -------------------
       (State of incorporation                        (IRS Employer
          or organization)                          Identification No.)

                                1620 Dodge Street
                                 Stop Code 3198
                              Omaha, NE 68197-3198
                                 (402) 341-0500
                    ----------------------------------------
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

     None

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable):

         333-86574

Securities to be registered pursuant to Section 12(g) of the Act:

         Series 2002-1 Asset Backed Notes, Class A Notes

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         Series 2002-1 Asset Backed Notes, Class B Notes
         Series 2002-1 Asset Backed Notes, Class C Notes

Item 1.  Description of Securities to be Registered

                  Item 1 incorporates by reference "Description of the Notes" on pages 22 through 53 of the Prospectus dated October 16, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-86574) and "Description of the Series Provisions" on pages S-21 through S-38 of the Prospectus Supplement (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-86574) dated October 16, 2002. This Prospectus and Prospectus Supplement are incorporated by reference herein.

Item 2.  Exhibits

Exhibit 4.1 Master Indenture, dated as of October 24, 2002, between First National Master Note Trust and The Bank of New York (incorporated by reference to Exhibit 4.1 of the Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed
                  November 4, 2002)

Exhibit 4.2 Series 2002-1 Indenture Supplement, dated as of October 24, 2002, between First National Master Note Trust and The Bank of New York, including form of the Notes (incorporated by reference to Exhibit 4.2 of the Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed November 4, 2002)

Exhibit 4.3 Transfer and Servicing Agreement, dated as of October 24, 2002, between First National Funding LLC, First National Bank of Omaha and First National Master Note Trust (incorporated by reference to Exhibit 4.3 of the Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed November 4, 2002)

Exhibit 4.4 Trust Agreement, dated as of October 16, 2002, between First National Funding LLC and Wilmington Trust Company (incorporated by reference to Exhibit 4.4 of the Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed
                  November 4, 2002)

Exhibit 4.5 Administration Agreement, dated as of October 24, 2002, between First National Master Note Trust and First National Bank of Omaha (incorporated by reference to Exhibit 4.5 of the Form 8-K (Commission File No. 333-86574-00 and 333-86574-01)
                  filed November 4, 2002)

Exhibit 4.6 Second Amended and Restated Pooling and Servicing Agreement, dated as of October 24, 2002, by and among First National Funding LLC, First National Bank of Omaha and The Bank of New York (incorporated by reference to Exhibit 4.6 of the Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed
                  November 4, 2002)

Exhibit 4.7       Collateral Series Supplement, dated as of October 24,
                  2002, among First National Funding LLC, First National Bank of Omaha and The Bank of New York, including form of Collateral Certificate (incorporated by reference to Exhibit 4.7


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                  of the Form 8-K (Commission File No. 333-86574-00 and
                  333-86574-01) filed November 4, 2002)

Exhibit 4.8 Receivables Purchase Agreement, dated October 24, 2002, between First National Bank of Omaha and First National Funding LLC (incorporated by reference to Exhibit 4.8 of the Form 8-K (Commission File No. 333-86574-00 and 333-86574-01)
                  filed November 4, 2002)



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: December 24, 2002              FIRST BANKCARD MASTER NOTE TRUST,

                                      By:  First National Funding LLC, As
                                           Transferor to First Bankcard Master
                                           Note Trust
                                      By:  First National Funding Corporation,
                                           Managing Member


                                      By:   /s/ Jean L. Koenck
                                           -------------------------------------
                                           Jean L. Koenck, Senior Vice President



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                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION
-----------        -----------

Exhibit 4.1 Master Indenture, dated as of October 24, 2002, between First National Master Note Trust and The Bank of New York (incorporated by reference to Exhibit 4.1 to Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed on
                   November 4, 2002)

Exhibit 4.2 Series 2002-1 Indenture Supplement, dated as of October 24, 2002, between First National Master Note Trust and The Bank of New York, including form of the Notes (incorporated by reference to Exhibit 4.2 to Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed on November 4, 2002)

Exhibit 4.3 Transfer and Servicing Agreement, dated as of October 24, 2002, between First National Funding LLC, First National Bank of Omaha and First National Master Note Trust (incorporated by reference to Exhibit 4.3 to Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed on November 4, 2002)

Exhibit 4.4 Trust Agreement, dated as of October 16, 2002, between First National Funding LLC and Wilmington Trust Company (incorporated by reference to Exhibit 4.4 to Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed on
                   November 4, 2002)

Exhibit 4.5 Administration Agreement, dated as of October 24, 2002, between First National Master Note Trust and First National Bank of Omaha (incorporated by reference to Exhibit 4.5 to Form 8-K (Commission File No. 333-86574-00 and 333-86574-01)
                   filed on November 4, 2002)

Exhibit 4.6 Second Amended and Restated Pooling and Servicing Agreement, dated as of October 24, 2002, by and among First National Funding LLC, First National Bank of Omaha and The Bank of New York (incorporated by reference to Exhibit 4.6 to Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed on
                   November 4, 2002)

Exhibit 4.7 Collateral Series Supplement, dated as of October 24, 2002, among First National Funding LLC, First National Bank of Omaha and The Bank of New York, including form of Collateral Certificate (incorporated by reference to Exhibit 4.7 to Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed on November 4, 2002)

Exhibit 4.8 Receivables Purchase Agreement, dated October 24, 2002, between First National Bank of Omaha and First National Funding LLC (incorporated by reference to Exhibit 4.8 to Form 8-K (Commission File No. 333-86574-00 and 333-86574-01) filed on November 4, 2002)